UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report June 25, 2024
(Date of earliest event reported)

Enservco Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14133 County Road 9½
Longmont, Colorado 80504

(Address of principal executive offices) (Zip Code)

(303) 333-3678
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ENSV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 25, 2024, certain stockholders (the “Majority Stockholders”) of Enservco Corporation (the “Company”), took action by written consent (“Written Consent”). As of such date, the Majority Stockholders held 19,033,279, or approximately 51.8% of the Company’s issued and outstanding common stock, par value $0.005 per share (“Common Stock”). Pursuant to the Written Consent, the Majority Stockholders approved:

(1) to issue shares to Buckshot Trucking, LLC, a Wyoming limited liability company (“Buckshot”) pursuant to a Membership Interest Purchase Agreement by and between the Company and Buckshot; and

(2) to issue shares to Keystone Capital Partners, LLC (“Keystone”) pursuant to a Common Stock Purchase Agreement by and between the Company and Keystone.

No shares of the Company’s capital stock were cast “against” any of the items considered by the Company’s stockholders, and there were no abstentions or broker non-votes.

The Company intends to file a preliminary Information Statement on Schedule 14C with the U.S. Securities and Exchange Commission with respect to the matters approved by the Majority Stockholders and as soon as it may do so, will mail the Schedule 14C to its stockholders of record as of June 25, 2024. The Written Consent will be effective 20 days after that mailing.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on June 26, 2024.

Enservco Corporation

By:	/s/ Richard A. Murphy
Richard A. Murphy, Chair and CEO